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                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Manugistics Group, Inc. and its subsidiaries on Form S-8 (File Nos. 33-67994, 33-67996, 33-89490, 33-89492, 33-98820, 333-09481, 333-36983, 333-60439,
333-62993, 333-32172 and 333-52360), Form S-3 (File Nos. 333-47133, 333-58353,
333-53918 and 333-55010) and Form S-4 (File No. 333-48952) of our report dated March 26, 2001, appearing in this Annual Report on Form 10-K of Manugistics Group, Inc. and its subsidiaries for the year ended February 28, 2001.



/s/ Deloitte & Touche

McLean, VA



May 24, 2001